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                                                                   Exhibit 10(a)
[NTC LOGO]                                 NOISE CANCELLATION TECHNOLOGIES, INC.

July 6, 1995


Mr. Tom Mikamo
President of Foster NCT Headsets Int'l

Dear Tom:

This letter agreement amends the previous contracts between Foster Electric Company Limited (Foster), Foster NCT Headsets International (FNH) and Noise Cancellation Technologies, Inc. (NCT).

The following are the new terms and conditions:

1. The remaining headset prepaid royalty on the Foster books is currently $950,000.

2. This prepaid royalty amount will be reduced by 2% for each headset unit sold from Foster to either NCT or FNH, until such time as the $950,000.00 is repaid. After the $950,000.00 is repaid, the product price will be reduced by 2%.

3. NCT will sell its 50% share of FNH to Foster. Foster will assume the current liabilities of that company of $303,347.45.

4. NCT will license to Foster the ability to use its headset tools to make headsets for NCT and FNH. This license fee will be equivalent to 50% of the liabilities outstanding in FNH and will be used to reduce such liabilities.

5. Foster may also use NCT's headset tooling as a security for its NCT account receivables.

6. Foster is allowed to supply standard Foster components (components not using NCT technology) even for the ANC system to any company who wishes to purchase them.

7. Foster is currently charging a 1% management fee for units sold and will continue to do so in the future. NCT will license FNH the exclusive right to sell the NoiseBuster DX and the ProActive Series of headsets which includes the 1000, 1500, 300, 3500 3100 and 3600 and their derivatives in Japan. NCT grants FNH the non-exclusive right to sell the above mentioned headsets in the Far East. NCT does not grant any other rights as to the rest of the world. FNH agrees to use the NCT logo alone or in combination with Foster, FNH or Shigematsu logos for headsets sold in Japan and the Far East. NCT agrees to allow FNH to use its logo. FNH agrees to pay NCT a royalty of 4% for each headset sold of which 2% will be used to pay down the prepaid royalty amount outlined in #1 until such amount is repaid; then the royalty will become a full 4%.




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Amended Agreement
Foster, FNH & NCT
July 6, 1995
Page 2



Agreed to:                                         Dated:


/s/ Tom Mikamo                                     July 28, 1995
- ------------------------                           ---------------
Tom Mikamo, FNH


Agreed to:

/s/ Mitsugu Takada
- ------------------------
Mitsugu Takada, Foster


Agreed to:

/s/ Michael J. Parrella
- ------------------------
Michael J. Parrella, NCT




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